EXHIBIT 99.1

Investor Relations

Nicholas Rhoads

Managing Director, Investor Relations

(952) 887-8865, nicholas.rhoads@toro.com

Media Relations

Branden Happel

Senior Manager, Public Relations

(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Takes Additional Proactive Actions in Response to COVID-19 Pandemic

BLOOMINGTON, Minn.—(BUSINESS WIRE) —April 30, 2020— The Toro Company (NYSE: TTC) today announced additional proactive actions it is taking to mitigate anticipated impacts of the COVID-19 pandemic on its business.

Richard M. Olson, The Toro Company’s chairman and chief executive officer said, “With the continued proliferation of COVID-19, we remain first and foremost focused on the health, safety and well-being of our employees, customers and communities.  I am inspired by the resilience, collaboration and passion of our team as we work through the unpredictability of this pandemic.  The Toro Company has strong underlying fundamentals and is in a solid financial position.  We have a stable balance sheet and sufficient liquidity.  However, like many other companies that are navigating the uncertainty of this pandemic, particularly as it relates to its duration and scope, we have experienced production and supply chain disruptions and reduced demand in certain of our businesses.  As such, it is prudent for us to take additional proactive actions now to help mitigate anticipated impacts of the COVID-19 pandemic on our business and financial performance.  The additional actions we are taking today will enable us to effectively manage through this challenging environment with agility and position us well for the recovery.”

The compensation of the company’s senior leadership, including all executive officers, and the Board of Directors is adjusted as follows for the rest of fiscal 2020:

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Salary for Richard M. Olson, chairman and CEO, is reduced by 30%.  Additionally, Mr. Olson will make a voluntary personal donation to the Melrose/Hoffman Employee Critical Need Fund which was established in 2005 to help The Toro Company employees that are experiencing financial hardship.

•	Salaries for members of the executive leadership team are reduced by 20%.
•	Salaries for all other executive officers, general managers and certain other senior leaders, are reduced by 10%.
•	The Board of Directors will forgo the cash portion of their compensation and instead donate the pay to the Melrose/Hoffman Employee Critical Need Fund for the benefit of The Toro Company employees.

2 - The Toro Company Takes Additional Proactive Actions in Response to COVID-19 Pandemic

Additional measures the company is taking include:

•

Reducing salaries for US-based exempt office employees by 3.5% and the workweek for US-based nonexempt office employees to 37 hours per week, each for the rest of fiscal 2020.  This is equivalent to a reduction that otherwise would have been realized through a five-day furlough.

•	Eliminating the 2020 discretionary investment fund contribution under the company’s retirement plan that would be paid in 2021.
•	Eliminating additional broad-based fiscal 2020 merit increases.
•	Continuing a hiring freeze on most positions.

The company will continue to monitor the impact of COVID-19 and may adjust its action plans accordingly as the situation progresses.  As disclosed previously, the company has already curtailed share repurchases for fiscal 2020 as it focuses on debt repayment.

As a reminder, on March 30, 2020, the company announced that it withdrew its fiscal 2020 second-quarter and full-year guidance.  The company will provide additional business updates during its fiscal 2020 second-quarter earnings announcement and conference call that is expected to be held on June 4, 2020.

About The Toro Company

The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. With sales of $3.1 billion in fiscal 2019, The Toro Company’s global presence extends to more than 125 countries through a family of brands that includes Toro, Ditch Witch, Exmark, BOSS Snowplow, Ventrac, American Augers, Subsite Electronics, HammerHead, Trencor, Unique Lighting Systems, Irritrol, Hayter, Pope, Lawn-Boy and Radius HDD. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its family of brands have built a legacy of excellence by helping customers care for golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations. For more information, visit www.thetorocompany.com.

Forward-Looking Statements

This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely,” “intend,” “can,” “seek,” “potential,” “pro forma,” or the negative thereof or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Particular risks and uncertainties that may affect the company’s operating results or financial position include: COVID-19 related factors, risks and challenges, including among others, the length of time that the pandemic continues, its effect on the demand for the company’s products and services, the ability of dealers and retailers that sell the company’s products to remain open, availability of employees and their ability to conduct work away from normal working locations and/or under revised protocols, and the ability to receive commodities, components, parts, and accessories on a timely basis through its supply chain and at

3 - The Toro Company Takes Additional Proactive Actions in Response to COVID-19 Pandemic

anticipated costs, and the ability of the company to continue its production operations; worldwide economic conditions, including slow or negative growth rates in global and domestic economies and weakened consumer confidence; disruption at its manufacturing or distribution facilities; fluctuations in the cost and availability of commodities, components, parts, and accessories, including steel, engines, hydraulics and resins; the effect of abnormal weather patterns, including unfavorable weather conditions exacerbated by global climate change or otherwise; the effect of natural disasters and global pandemics, including COVID-19; the level of growth or contraction in its key markets; customer, government and municipal revenue, budget and spending levels; loss of any substantial customer, including mass retailers and home centers for the company’s residential business; elimination of shelf space for its products at dealers or retailers; inventory adjustments or changes in purchasing patterns by customers; the company’s ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international relations, operations and markets, including political, economic and/or social instability and conflict, tax and trade policies in the U.S. and other countries in which the company manufactures or sells its products, or trade regulation and/or industry activity; foreign currency exchange rate fluctuations; relationships with the company’s distribution channel partners, including the financial viability of distributors and dealers; risks associated with acquisitions, including those related to the recent acquisitions of Charles Machine Works and Venture Products, Inc., such as delays or failure in achieving the net sales, earnings and cost or revenue synergies expected from acquisitions, delays and challenges in integrating the businesses, business disruptions due to acquisitions, impacts as a result of purchase accounting adjustments and unanticipated liabilities or exposures for which the company has not been indemnified or may not recover; impairment of goodwill or other intangible assets; delays or failures in implementing, and unanticipated charges, as a result of, restructuring activities; management of alliances or joint ventures, including Red Iron Acceptance, LLC; the costs and effects of enactment of, changes in and compliance with laws, regulations and standards, including those relating to COVID-19, consumer product safety, accounting, taxation, trade and tariffs, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; and other risks and uncertainties described in the company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, and other filings with the Securities and Exchange Commission. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.